UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

Kansas City Southern

(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

(Address of principal executive office)(Zip Code)

(816) 983-1303

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD

On March 4, 2019, Kansas City Southern’s Executive Vice President Finance and Chief Financial Officer Michael W. Upchurch gave a presentation at the Raymond James 40th Annual Institutional Investors Conference. Mr. Upchurch’s presentation included information on various financial metrics for the Company as compared to the rail industry and certain operational improvements the Company is pursuing. Mr. Upchurch also commented on the Company’s evaluation of a potential reduction in its locomotive fleet and resulting financial and accounting impacts. The presentation given by Mr. Upchurch at this conference is included in this Form 8-K as Exhibit 99.1. Interested investors not attending can listen to a replay webcast on KCS’ website at www.kcsouthern.com which will be available for 14 days following the event.

Item 9.01	Financial Statements and Exhibits

(d)

Number	Description

99.1	Presentation by Executive Vice President and Chief Financial Officer Michael W. Upchurch at the Raymond James 40th Annual Institutional Investors Conference on March 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANSAS CITY SOUTHERN

By:	/s/ Adam J. Godderz
Name:	Adam J. Godderz
Title:	General Counsel & Corporate Secretary

Date: March 4, 2019